UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2011

Savient Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15313	13-3033811
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Tower Center East Brunswick, NJ	08816
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 732-418-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Executive Officer and Director

On January 25, 2011, Savient Pharmaceuticals, Inc. (the “Company”) announced that its board of directors has named John H. Johnson as Chief Executive Officer of the Company and has elected Mr. Johnson to serve as a member of the board of directors of the Company (the “Board”), both effective January 31, 2011.

Mr. Johnson, age 52, has served as a Senior Vice President of Eli Lilly and President of Lilly Oncology, Eli Lilly’s oncology business unit, since November 2009. From August 2007 to November 2009, Mr. Johnson was Chief Executive Officer of ImClone Systems, which develops targeted biologic cancer treatments, and served on ImClone’s board of directors until the company was acquired by Eli Lilly in November 2008. Prior to joining ImClone, Mr. Johnson had served as company group chairman of Johnson & Johnson’s Worldwide Biopharmaceuticals unit since 2005. Mr. Johnson brings significant biotechnology business and leadership experience to the Company and the Board. The Company expects that he will provide the Board with expertise and unique insight into the challenges and opportunities that the Company will face as it executes upon its corporate strategies and brings KRYSTEXXA™ (pegloticase) to market.

The full text of the press release announcing Mr. Johnson’s appointment as Chief Executive Officer of the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

In connection with his joining the Company, Mr. Johnson and the Company entered into an employment agreement (the “Agreement”), which has an initial term of three years and, each anniversary thereafter, automatically renews for one additional year unless earlier terminated by the Company or Mr. Johnson. Under the Agreement, Mr. Johnson is entitled to receive the following:

•	an annual base salary in an amount established from time to time by the Board, but at no time less than an annualized rate of $600,000 per year;

•

participation in the Company’s short-term incentive bonus program. The percentage of Mr. Johnson’s base salary targeted as annual short-term incentive compensation will be 80% (the “Targeted Annual Bonus Award”) and Mr. Johnson will be eligible for up to 170% of the Targeted Annual Bonus Award for achievement of stretch goals. The amount of annual short-term incentive, if any, to be awarded to Mr. Johnson will be at the sole discretion of the Board or the Compensation and Human Resources Committee of the Board (the “Committee”), may be less or more than the Targeted Annual Bonus Award, and will be based on a number of factors set in advance by the Board or Committee for each calendar year, including the Company’s performance and the Executive’s individual performance;

•	participation in the Company’s long-term incentive bonus program;

•	participation in any of the Company’s qualified defined benefit and defined contribution retirement plans; and

•	such other benefits and perquisites as the Board or the Committee may determine from time to time to provide.

In addition, pursuant to the Agreement, the Company will grant to Mr. Johnson on January 31, 2011:

•

a restricted stock award of 230,000 shares of the Company’s common stock. Such shares will vest as follows: 50,000 on December 31, 2011, 130,000 on June 30, 2012, 25,000 on December 31, 2012, and 25,000 on December 31, 2013. In the event that Mr. Johnson’s employment is terminated for “cause” (as such term is defined in the Agreement) or is voluntarily terminated by Mr. Johnson other than for “good reason” (as such term is defined in the Agreement), any such shares that are unvested at the time of such termination of employment will be forfeited to the Company in exchange for no consideration;

•

a restricted stock award of 300,000 shares of the Company’s common stock. In the event that Mr. Johnson’s employment is terminated for any reason, any such shares that are unvested at the time of such termination of employment will be forfeited to the Company in exchange for no consideration; provided, however, that if such termination is by the Company other than for cause or by Mr. Johnson for good reason, and a change of control of the Company is consummated on or prior to the first anniversary of the effective date of Mr. Johnson’s termination, then, prior to the consummation of such change of control, the Company will deliver to Mr. Johnson, in exchange for no consideration, the number of shares of the Company’s common stock so forfeited upon termination of employment. Such shares will vest upon the satisfaction of the performance conditions to be agreed upon by Mr. Johnson and the Board. In the event that any such performance condition is not met by the specified date for achieving such performance condition, if any, the restricted shares subject to such performance condition will remain outstanding and will vest (subject, other than in the circumstances described in the proviso to the immediately preceding sentence, to Mr. Johnson’s continued employment by the Company) upon the earlier of (i) the fourth anniversary of the date of grant and (ii) a change of control of the Company.

•

a stock option to purchase 250,000 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on the January 31, 2011 date of grant, a ten year term, and that will vest and become exercisable as follows: 83,333 shares on January 31, 2012, 83,333 shares on January 31, 2013 and 83,334 shares on January 31, 2014; and

•

a stock option, pursuant to the NASDAQ inducement grant exception and not pursuant to the Company’s equity incentive plan, to purchase 250,000 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on the January 31, 2011 date of grant, a ten year term, and that will vest and become exercisable upon the satisfaction of performance conditions to be agreed upon by Mr. Johnson and the Board. In the event of a termination by the Company without cause or by Mr. Johnson for good reason, such option will (i) cease to be exercisable and cease to continue vesting, but will not terminate, on the 90th day following the effective date of Mr. Johnson’s termination, (ii) become again exercisable from and after consummation of any change of control of the Company that is consummated on or prior to the one year anniversary of the effective date of Mr. Johnson’s termination and (iii) terminate if a change of control of the Company is not consummated on or prior to the one year anniversary of the effective date of Mr. Johnson’s termination. In the event that any performance condition is not met by the specified date for achieving such condition, the portion of such option subject to such performance condition will remain outstanding and will vest (subject to Mr. Johnson’s continued employment by the Company) upon the earlier of (i) the fourth anniversary of the date of grant and (ii) a change of control of the Company.

The Agreement provides that if Mr. Johnson’s employment with the Company is terminated by the Company without cause or by Mr. Johnson with good reason prior to the date of announcement of a transaction that leads to a change of control of the Company, Mr. Johnson will be entitled to receive, along with certain other payments set forth in the Agreement, (i) two times Mr. Johnson’s annual base salary established for the fiscal year in which the termination occurs, (ii) two times the Targeted Annual Bonus Award established for the fiscal year in which the termination occurs, and (iii) a continuation of the welfare benefits of heath care, life and accidental death and dismemberment and disability insurance coverage for two years. In addition, any time-based vesting awards held by Mr. Johnson will become fully vested and exercisable, as applicable, and all restrictions to which such awards may be subject will immediately lapse. Further, if a change of control of the Company is consummated on or prior to the first anniversary of the effective date of Mr. Johnson’s termination, then, prior to the consummation of such change of control, (a) the Company will deliver to Mr. Johnson, in exchange for no consideration, the number of shares of the Company’s common stock forfeited upon termination of employment pursuant to unvested performance-based restricted stock awards and (b) all other equity awards held by Mr. Johnson will accelerate in full.

If, on or after the date of the announcement of a transaction that leads to a change of control of the Company and up to 12 months following the date of such change of control, Mr. Johnson’s employment with the Company is terminated by the Company other than for cause, death or “disability” (as such term in defined in the Agreement) or by Mr. Johnson for good reason, Mr. Johnson will be entitled to receive, in lieu of all other benefits provided under the Agreement and along with certain other payments set forth in the Agreement, (i) two-and-one-half times Mr. Johnson’s annual base salary established for the fiscal year in which the effective date of termination occurs, (ii) two-and-one-half times the Targeted Annual Bonus Award established for the fiscal year in which the effective date of termination occurs, and (iii) a continuation of the welfare benefits of heath care, life and accidental death and dismemberment and disability insurance coverage for two-and-one-half years. In addition, all outstanding long-term incentive awards will accelerate and become fully vested. Further, in the event of a change of control of the Company during the term of the Agreement, all of Mr. Johnson’s outstanding equity awards will become fully vested and exercisable and all restrictions on such awards shall immediately lapse, and Mr. Johnson will be entitled to receive a “success bonus” of between $1.5 million and $4.0 million, the actual amount to be based upon the date of a change of control of the Company and the price at which the Company’s stock is sold in such transaction.

In the event of a termination due to death or disability during the term of the Agreement, Mr. Johnson will be entitled to receive (i) his base salary through the effective date of termination and (ii) his unpaid Targeted Annual Bonus Award, established for the fiscal year in which such termination is effective, pro rated to the effective date of termination.

The Agreement contains non-competition and non-solicitation provisions that will restrict Mr. Johnson from soliciting any employee of the Company for a period of 12 months following his termination of employment for any reason and from engaging in activities competitive with the business of the Company or soliciting any customer or client of the Company for a period of six months following his termination of employment for any reason.

The foregoing summary of certain terms of the Agreement is qualified in its entirety by the text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Departure of President

In connection with the commencement of Mr. Johnson’s employment with the Company, the Company also announced that Paul Hamelin, the Company’s President and most senior executive, will no longer serve as the Company’s principal executive officer, effective January 31, 2011. Mr. Hamelin will continue in his current role at the Company throughout a transition period and then will leave the Company to pursue other interests.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Savient Pharmaceuticals, Inc.

Date: January 27, 2011	By:	/s/ Philip K. Yachmetz
Philip K. Yachmetz SVP, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, effective as of January 24, 2011, by and between the Registrant and John H. Johnson

99.1	Press Release issued by the Registrant, dated January 25, 2011